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                                                                    EXHIBIT 23.2

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated February 9, 2001, and our audit letter dated July 11, 2001 (together, the "Reserve Letters"), each addressed to Westport Resources Corporation ("Westport"), in Westport's Registration Statement on Form S-3 (the "Registration Statement") registering the resale of 3,125,000 shares of common stock by certain selling stockholders, to all references to our firm included in the Registration Statement, and to the reference to our firm as experts in the Registration Statement.



                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ FREDERIC D. SEWELL
                                           ---------------------------------
                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer

Dallas, Texas
December 27, 2002